Exhibit 99.1

EMPIRE RESOURCES, INC.

Empire Resources Reports Results for Second Quarter of 2016

•	Net Sales are $122.5 Million
•	Operating Income Totals $2.3 Million
•	GAAP Net Income per Diluted Share Is $0.09; Non-GAAP Net Income per Diluted Share Is $0.07

Fort Lee, NJ, August 15, 2016 -- Empire Resources, Inc. (NASDAQ: ERS), a distributor of value added, semi-finished metal products, announced today that net sales for the second quarter of 2016 were $122.5 million, compared with $134.5 million in the second quarter of 2015 a decrease of 8.9% from the second quarter of 2015, comprised of declines in sales across all regions except Europe.

Gross profit for the second quarter of 2016 was $5.9 million, or 4.8% of sales, compared with $5.7 million, or 4.2% of sales, in the second quarter of 2015. Reduced inventories, storage costs as well as softer container line shipping conditions all contributed to this improvement in gross profit margin. These improvements were partially offset by losses generated from the revaluation of our UK subsidiary’s dollar denominated liabilities.

Operating income for the second quarter of 2016 was $2.3 million, compared with $2.0 million for the second quarter of 2015.

Net interest expense for the second quarter of 2016 decreased to $1.1 million from $1.6 million in the second quarter of 2015, as a result of decreased bank loans reflecting reduced inventory levels as well as reduced interest expense due to the repayment of our convertible debt. The Company has focused on reducing inventories which totaled $163.3 million at June 30, 2015, $157.0 million at December 31, 2015 and $123.4 million at June 30, 2016.

The Company recognized a non-cash non-operating gain of $0.2 million in the second quarter of 2016 related to the change in fair market valuation of the derivative feature of its convertible subordinated note.  That compares with a non-cash non-operating gain of $0.4 million in the 2015 second quarter.

Fair value accounting requires that changes in derivative liabilities related to the Company’s convertible notes be charged or credited to income during each accounting period. The changes in valuation have several drivers, primary among them is the change in the Company’s stock price, with increases in the stock price causing losses, increasing the value of the derivative liability, while decreases in the stock price produce gains, reducing the value of the derivative liability. Such losses are not tax deductible, and likewise any recoveries of such losses are not taxable upon recovery.  Accordingly, no tax effect was given to the non-cash non-operating gain of $0.2 million in the second quarter of 2016, or the non-cash non-operating gain of $0.4 million in the second quarter of 2015.

Non-GAAP net income for the second quarter of 2016, excluding the effect of the change in fair market valuation of the derivative liability and the associated tax treatment, was $0.8 million, or $0.07 per diluted share, compared with $0.3 million, or $0.02 per diluted share in the second quarter of 2015.

On a GAAP basis, the Company reported net income for the second quarter of 2016 of $1.0 million, or $0.09 per diluted share, compared with net income of $0.8 million, or $0.06 per diluted share, in the second quarter of 2015.

For the first six months of 2016, net sales decreased 19.2% to $244.6 million and net income was $2.1 million, or $0.15 per diluted share, on a GAAP basis, and $1.4 million, or $0.13 per diluted share, on a non-GAAP basis. For the first six months of 2015, net sales were $302.7 million and net income was $2.5 million, or $0.15 per diluted share, on a GAAP basis, and $1.3 million, or $0.11 per diluted share, on a non-GAAP basis.

The Company uses the non-GAAP measures internally, which exclude the effect of the non-cash non-operating gains and losses due to the quarterly changes in the valuation of the derivative liability, to evaluate its operating performance and believes that this is a useful measure also used by investors.

About Empire Resources, Inc.

Empire Resources, Inc. is a distributor of a wide range of semi-finished metal products to customers in the transportation, automotive, housing, appliance and packaging industries in the U.S., Canada, Latin America, Australia, New Zealand and Europe. The Company maintains supply contracts with mills in various parts of the world.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses non-GAAP net income, because management uses this supplemental non-GAAP financial measure to evaluate performance period over period, to analyze the underlying trends in its business, and to establish operational goals. In addition, the Company believes investors already use this non-GAAP measure to monitor the Company’s performance. Non-GAAP net income is defined by the Company as net income excluding non-cash, non-operating changes in value of derivative liability related to the conversion option on its convertible debt.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or other measures of financial performance prepared in accordance with GAAP.  A reconciliation of non-GAAP to GAAP net income is set forth in the table below.

The Company believes that providing this information assists investors in understanding the Company’s operating performance and the methodology used by management to evaluate and measure such performance.

Forward-Looking Statements:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the loss or default of one or more suppliers; (ii) the loss or default of one or more significant customers; (iii) a default by counterparties to derivative financial instruments; (iv) changes in general, national or regional economic conditions; (v) an act of war or terrorism that disrupts international shipping; (vi) changes in laws, regulations and tariffs; (vii) the imposition of anti-dumping duties on products the Company imports; (viii) changes in the size and nature of the Company’s competition; (ix) changes in interest rates, foreign currencies or spot prices of aluminum; (x) the loss of one or more key executives; (xi) increased credit risk from customers; (xii) the Company’s failure to grow internally or by acquisition and (xiii) the Company’s failure to improve operating margins and efficiencies. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Investor Relations, David Kronfeld, +1 917-408-1940, kronfeld@empireresources.com

Unaudited Consolidated Statements of Income
(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$122,511	$134,486	$244,636	$302,739
Cost of goods sold	116,576	128,808	233,448	289,885
Gross profit	5,935	5,678	11,188	12,854
Selling, general and administrative expenses	3,629	3,640	6,583	7,538
Operating income	2,306	2,038	4,605	5,316
Interest expense, net	1,068	1,571	2,342	3,246
Income before change in value of derivative liability	1,238	467	2,263	2,070
Reduction in value of derivative liability	242	412	942	1,408
Income before income taxes	1,480	879	3,205	3,478
Income taxes	518	75	1,094	1,019
Net income	$962	$804	$2,111	$2,459
Weighted average shares outstanding:
Basic	8,525	8,863	8,501	8,753
Diluted	10,513	11,864	10,970	11,821
Earnings per share:
Basic	$0.11	$0.09	$0.25	$0.28
Diluted	$0.09	$0.06	$0.15	$0.15

Non-GAAP Consolidated Statements of Income
(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP income before income taxes	1,480	879	3,205	3,478
Elimination of the change in value of derivative liability	(242)	(412)	(942)	(1,408)
Non-GAAP net income before taxation	1,238	467	2,263	2,070
Income taxes	483	182	883	807
Non-GAAP net income	$755	$285	$1,380	$1,263
Weighted average shares outstanding:
Basic	8,525	8,863	8,501	8,753
Diluted	10,513	11,864	10,970	11,821
Non-GAAP earnings per share:
Basic	$0.09	$0.03	$0.16	$0.14
Diluted	$0.07	$0.02	$0.13	$0.11

Consolidated Balance Sheets
(In thousands except share and per share amounts)

	June 30, 2016 (unaudited)	December 31, 2015
ASSETS
Current assets:
Cash	$6,358	$7,315
Trade accounts receivable (less allowance for doubtful accounts of $1,192 and $1,190)	65,507	60,525
Inventories	123,418	157,025
Deferred tax assets	5,102	5,101
Other current assets, including derivatives	4,064	10,601
Total current assets	204,449	240,567
Property and equipment, net	7,395	7,340
Total assets	$211,844	$247,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable - banks (net of unamortized financing costs of $496 and $629)	$127,946	$138,517
Current maturities of mortgage payable	265	265
Subordinated convertible debt net of unamortized discount of $216	-	10,784
Trade accounts payable	15,650	35,741
Income taxes payable	3,135	2,092
Accrued expenses and derivative liabilities	9,936	6,177
Derivative liability for embedded conversion option	-	942
Dividends payable	340	213
Total current liabilities	157,272	194,731

Mortgage payable, net of current maturities	4,836	4,969
Deferred taxes payable	3	8
Total liabilities	162,111	199,708

Commitments (Note 18)

Stockholders’ equity:
Common stock $0.01 par value, 20,000,000 shares authorized and 11,749,651 shares issued at June 30, 2016 and December 31, 2015	117	117
Additional paid-in capital	13,037	13,037
Retained earnings	44,309	42,749
Accumulated other comprehensive loss	(521)	(666)
Treasury stock, 3,266,186 and 3,218,691 shares at June 30, 2016 and December 31, 2015	(7,209)	(7,038)
Total stockholders’ equity	49,733	48,199
Total liabilities and stockholders’ equity	$211,844	$247,907

Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows - operating activities:
Net income	$2,111	$2,459
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	372	318
Reduction in value of derivative liability	(942)	(1,408)
Amortization of convertible note discount	216	327
Imputed interest on vendor advance	-	(43)
Provision for doubtful accounts	(7)	-
Amortization of supply agreement	-	160
Deferred income taxes	(5)	85
Foreign exchange loss and other	778	342
Changes in:
Trade accounts receivable	(5,210)	1,907
Inventories	33,501	28,080
Other current assets	6,516	1,294
Trade accounts payable	(20,093)	(13,898)
Income taxes payable	1,042	199
Accrued expenses and derivative liabilities	3,780	(194)
Net cash provided by operating activities	22,059	19,628
Cash flows - investing activities:
Repayment related to supply agreement	-	1,666
Purchases of property and equipment	(147)	(180)
Net cash (used in)/provided by investing activities	(147)	1,486
Cash flows - financing activities:
Repayment of notes payable – banks	(10,883)	(15,600)
Repayment of convertible subordinated debt	(11,000)	-
Purchase of stock options	-	(922)
Excess tax benefit related to purchase of stock options	-	282
Repayments of mortgage loan	(132)	-
Deferred financing costs	(148)	(158)
Dividends paid	(426)	(668)
Treasury stock purchased	(171)	(1,098)
Net cash used in financing activities	(22,760)	(18,164)
Net (decrease)/increase in cash	(848)	2,950
Effect of exchange rate	(109)	(41)
Cash at beginning of period	7,315	1,130
Cash at end of period	$6,358	$4,039
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,219	$2,769
Income taxes	$1,380	$2,046
Non cash financing activities:
Dividend declared but not yet paid	$340	$216